Tidal Trust II 485BPOS

Exhibit 99.(g)(i)(17)

SEVENTEENTH AMENDMENT TO THE

TIDAL TRUST II

CUSTODY AGREEMENT

THIS SEVENTEENTH AMENDMENT effective as of the last date on the signature block (the “Effective Date”), to the Custody Agreement dated as of July 7, 2022, as amended (the “Agreement”), is entered into by and between TIDAL TRUST II, a Delaware statutory trust (the “Trust”), and U.S. BANK NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States of America with its principal place of business at Minneapolis, Minnesota (the “Custodian”).

RECITALS

WHEREAS, the parties have entered into the Agreement; and

WHEREAS, the parties desire to amend the Agreement to update Exhibit A to:

Add the following funds:

●	Even Herd Long Short ETF

●	Peerless Option Income Wheel ETF

●	Return Stacked® Bonds & Futures Yield ETF

●	Return Stacked® U.S. Equity & Futures Yield ETF

●	YieldMaxTM Bitcoin Option Income Strategy ETF

WHEREAS, Section 15.02 of the Agreement allows for its amendment by a written instrument executed by both parties and authorized or approved by the Board of Trustees of the Trust.

NOW, THEREFORE, the parties agree as follows:

Exhibit A of the Agreement is hereby superseded and replaced in its entirety with Exhibit A attached hereto.

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Seventeenth Amendment to be executed by a duly authorized officer on one or more counterparts as of the date last written below.

TIDAL TRUST II	U.S. BANK NATIONAL ASSOCIATION

By:	/s/ Eric Falkeis	By:	/s/ Gregory Farley

Name:	Eric Falkeis	Name:	Gregory Farley

Title:	President	Title:	Sr. Vice President

Date:	March 15, 2024	Date:	March 21, 2024

Exhibit A to the Custody Agreement

Separate Series of Tidal Trust II

Name of Series:

Blueprint Chesapeake Multi-Asset Trend ETF
Carbon Collective Climate Solutions U.S. Equity ETF
Carbon Collective Short Duration Green Bond ETF
Cboe® Validus S&P 500® Dynamic PutWrite Index ETF
CNIC ICE U.S. Carbon Neutral Power Futures Index ETF
CoreValues Alpha Greater China Growth ETF
Defiance Developed Markets Enhanced Options Income ETF
Defiance Emerging Markets Enhanced Options Income ETF
Defiance Nasdaq 100 Enhanced Options Income ETF
Defiance Nasdaq 100 Income Target ETF
Defiance R2000 Enhanced Options Income ETF
Defiance R2000 Income Target ETF
Defiance S&P 500 Enhanced Options Income ETF
Defiance S&P 500 Income Target ETF
Defiance Treasury Alternative Yield ETF
DGA Absolute Return ETF
Even Herd Long Short ETF
Grizzle Growth ETF
Hilton Small-MidCap Opportunity ETF
iREIT® - MarketVector Quality REIT Index ETF
Nicholas Fixed Income Alternative ETF
Peerless Option Income Wheel ETF
Pinnacle Focused Opportunities ETF
Quantify Absolute Income ETF
Return Stacked® Bonds & Futures Yield ETF
Return Stacked® U.S. Equity & Futures Yield ETF
Return Stacked® Bonds & Managed Futures ETF
Return Stacked® Global Stocks & Bonds ETF
Return Stacked® U.S. Stocks & Managed Futures ETF
Roundhill Generative AI & Technology ETF
Tactical Advantage ETF
The Meet Kevin Moderate ETF
The Meet Kevin Pricing Power ETF
The Meet Kevin Select ETF
YieldMax AAPL Option Income Strategy ETF
YieldMax Short AAPL Option Income Strategy ETF
YieldMax ABNB Option Income Strategy ETF
YieldMax ADBE Option Income Strategy ETF
YieldMax AI Option Income Strategy ETF
YieldMax AMD Option Income Strategy ETF

YieldMax AMZN Option Income Strategy ETF
YieldMax BA Option Income Strategy ETF
YieldMax BIIB Option Income Strategy ETF
YieldMaxTM Bitcoin Option Income Strategy ETF
YieldMax BRK.B Option Income Strategy ETF
YieldMax COIN Option Income Strategy ETF
YieldMax Short COIN Option Income Strategy ETF
YieldMax DIS Option Income Strategy ETF
YieldMax Gold Miners Option Income Strategy ETF
YieldMax GOOG Option Income Strategy ETF
YieldMax Innovation Option Income Strategy ETF
YieldMax Short Innovation Option Income Strategy ETF
YieldMax INTC Option Income Strategy ETF
YieldMax JPM Option Income Strategy ETF
YieldMax KWEB Option Income Strategy ETF
YieldMax META Option Income Strategy ETF
YieldMax MRNA Option Income Strategy ETF
YieldMax MSFT Option Income Strategy ETF
YieldMax Short N100 Option Income Strategy ETF
YieldMax NFLX Option Income Strategy ETF
YieldMax NKE Option Income Strategy ETF
YieldMax NVDA Option Income Strategy ETF
YieldMax Short NVDA Option Income Strategy ETF
YieldMax ORCL Option Income Strategy ETF
YieldMax PYPL Option Income Strategy ETF
YieldMax ROKU Option Income Strategy ETF
YieldMax SNOW Option Income Strategy ETF
YieldMax SQ Option Income Strategy ETF
YieldMax TGT Option Income Strategy ETF
YieldMax TLT Option Income Strategy ETF
YieldMax TSLA Option Income Strategy ETF
YieldMax Short TSLA Option Income Strategy ETF
YieldMax XBI Option Income Strategy ETF
YieldMax XOM Option Income Strategy ETF
YieldMax ZM Option Income Strategy ETF
YieldMaxTM MSTR Option Income Strategy ETF
YieldMaxTM Ultra Option Income Strategy ETF
YieldMax™ Magnificent 7 Fund of Option Income ETFs
YieldMax™ Universe Fund of Option Income ETFs